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                                                                       Exhibit 6
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                             DISTRIBUTION AGREEMENT

                             _____________ ___, 1998

Counsellors Securities Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

                  This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, Warburg Pincus Fund (the "Fund") has agreed that Counsellors Securities Inc. ("Counsellors Securities") shall be, for the period of this Agreement, the distributor of shares of common stock of each Fund, par value $.001 per share. The Fund's classes of common stock shall be designated as in the Fund's Articles of Incorporation.

         1.       Services as Distributor

                  1.1 Counsellors Securities will act as agent for the distribution of the Common Shares, Institutional Shares and Advisor Shares (the "Shares") covered by the Fund's registration statement on Form N-1A, under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act") (the registration statement, together with the prospectuses (the "prospectus") and statements of additional information (the "statement of additional information") included as part of the registration statement, any amendments to the registration statement, and any supplements to, or material incorporated by reference into the prospectus or statement of additional information, being referred to collectively in this Agreement as the "registration statement").

                  1.2 Counsellors Securities agrees to use appropriate efforts to solicit orders for the sale of the Shares at such prices and on the terms and conditions set forth in the registration statement and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

                  1.3 All activities by Counsellors Securities as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  1.4 Counsellors Securities agrees to (a) provide one or more persons during normal business hours to respond to telephone questions concerning the Fund and its performance, (b) provide prospectuses of other Warburg Pincus Funds to shareholders considering exercising the exchange privilege and
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(c) perform such other services as are described in the registration statement and in the Shareholder Servicing and Distribution Plan (with respect to Common Shares, the "12b-1 Plan") and in the Distribution Plan (with respect to Advisor Shares, the "Distribution Plan"), each adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1") to be performed by Counsellors Securities, including, without limitation, distributing and receiving subscription order forms and receiving written redemption requests.

                  1.5 Pursuant to the 12b-1 Plan, the Fund will pay Counsellors Securities on the first business day of each quarter a fee for the previous quarter calculated at an annual rate of .25% of the average daily net assets of the Common Shares of the Fund as compensation for the services provided by Counsellors Securities to the Common Shares pursuant to this Agreement. Counsellors Securities serves without compensation as distributor for the Institutional Shares and the Advisor Shares pursuant to this Agreement. Amounts paid to Counsellors Securities under the 12b-1 Plan may be used by Counsellors Securities to cover expenses that are primarily intended to result in, or that are primarily attributable to, (a) the sale of the Common Shares, as set forth in the 12b-1 Plan ("Selling Services"), (b) ongoing servicing and/or maintenance of the accounts of holders of Common Shares, as set forth in the 12b-1 Plan ("Shareholder Services"), and/or (c) sub-transfer agency services, subaccounting services or administrative services with respect to the Common Shares, as set forth in the 12b-1 Plan ("Administrative Services" and collectively with Selling Services and Administrative Services, "Services") including, without limitation,
(i) payments reflecting an allocation of overhead and other office expenses of Counsellors Securities related to providing Services; (ii) payments made to, and reimbursement of expenses of, persons who provide support services in connection with the distribution of the Common Shares including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, and providing any other Shareholder Services; (iii) payments made to compensate selected dealers or other authorized persons for providing any Services; (iv) costs relating to the formulation and implementation of marketing and promotional activities for the Common Shares, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising, and related travel and entertainment expenses; (v) costs of printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective holders of Common Shares; and (vi) costs involved in obtaining whatever information, analyses and reports with respect to marketing and promotional activities for the Common Shares that the Fund may, from time to time, deem advisable.

                  1.6 Counsellors Securities acknowledges that, whenever in the judgment of the Fund's officers such action is warranted for any reason, including, without limitation, market, economic

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or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.7 Counsellors Securities will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

                  1.8 Counsellors Securities will transmit any orders received by it for purchase or redemption of the Shares to State Street Bank and Trust Company ("State Street"), the Fund's transfer and dividend disbursing agent, or its successor of which Counsellors Securities is notified in writing. The Fund will promptly advise Counsellors Securities of the determination to cease accepting orders or selling Common Shares, Institutional Shares or Advisor Shares or to recommence accepting orders or selling Common Shares, Institutional Shares or Advisor Shares. The Fund (or its agent) will confirm orders for the Shares placed through Counsellors Securities upon their receipt, or in accordance with any exemptive order of the SEC, and will make appropriate book entries pursuant to the instructions of Counsellors Securities. Counsellors Securities agrees to cause payment for the Shares and instructions as to book entries to be delivered promptly to the Fund (or its agent).

                  1.9 The outstanding Shares are subject to redemption as set forth in the prospectus. The price to be paid to redeem the Shares will be determined as set forth in the prospectus.

                  1.10 Counsellors Securities will prepare and deliver reports to the Treasurer of the Fund on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement, the 12b-1 Plan and the Distribution Plan adopted by the Fund pursuant to Rule 12b-1 and the purposes therefor, as well as any supplemental reports as the Directors from time to time may reasonably request.

         2.       Duties of the Fund

                  2.1 The Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the sale of the Shares in those states that Counsellors Securities may designate.

                  2.2 The Fund shall furnish from time to time, for use in connection with the sale of the Shares, such informational reports with respect to the Fund and the Shares as Counsellors Securities may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. The Fund shall also furnish Counsellors


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Securities upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund, (b) semiannual unaudited financial statements pertaining to the Fund, (c) quarterly earnings statements prepared by the Fund, (d) a monthly itemized list of the securities held by the Fund, (e) monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding the Fund's financial condition as Counsellors Securities may reasonably request.

         3.       Representations and Warranties

                  The Fund represents to Counsellors Securities that all registration statements, prospectuses and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Common Shares, Institutional Shares and/or Advisor Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Fund with respect to the Common Shares, Institutional Shares and/or Advisor Shares with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Fund represents and warrants to Counsellors Securities that any registration statement with respect to the Common Shares, Institutional Shares and/or Advisor Shares, or prospectus and statement of additional information contained therein, when such registration statement becomes effective, will include all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement with respect to the Common Shares, Institutional Shares and/or Advisor Shares, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information with respect to the Common Shares, Institutional Shares and/or Advisor Shares when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Common Shares, Institutional Shares and/or Advisor Shares. Counsellors Securities may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of Counsellors Securities' counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Fund of


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a written request from Counsellors Securities to do so, Counsellors Securities may, at its option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Counsellors Securities reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information with respect to the Common Shares, Institutional Shares and/or Advisor Shares, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

         4.       Indemnification

                  4.1 The Fund agrees to indemnify, defend and hold Counsellors Securities, its several officers and directors, and any person who controls Counsellors Securities within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Counsellors Securities, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, any prospectus or any statement of additional information with respect to the Common Shares, Institutional Shares and/or Advisor Shares, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information with respect to the Common Shares, Institutional Shares and/or Advisor Shares, or necessary to make the statements in any of them not misleading; provided, however, that the Fund's agreement to indemnify Counsellors Securities, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by Counsellors Securities or its representatives or agents other than such statements and representations as are contained in any registration statement, prospectus or statement of additional information with respect to the Common Shares, Institutional Shares and/or Advisor Shares and in such financial and other statements as are furnished to Counsellors Securities pursuant to paragraph 2.2 hereof; and further provided that the Fund's agreement to indemnify Counsellors Securities and the Fund's representations and warranties hereinbefore set forth in paragraph 3 shall not be deemed to cover any liability to the Fund or its shareholders to which Counsellors Securities would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Counsellors


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Securities' reckless disregard of its obligations and duties under this
Agreement. The Fund's agreement to indemnify Counsellors Securities, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against Counsellors Securities, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Counsellors Securities, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's shares. This agreement of indemnity will inure exclusively to Counsellors Securities' benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify Counsellors Securities promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issuance and sale of any of the Common Shares, Institutional Shares and/or Advisor Shares.

                  4.2 Counsellors Securities agrees to indemnify, defend and hold the Fund, its several officers and directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or directors or any such controlling person may incur under the 1933 Act, the 1940 Act or common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any unauthorized sales literature, advertisements, information, statements or representations or (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by Counsellors Securities to the Fund specifically for use in the registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission or alleged omission to state a material fact in connection with


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such information furnished in writing by Counsellors Securities to the Fund and required to be stated in such answers or necessary to make such information not misleading. Counsellors Securities' agreement to indemnify the Fund, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Counsellors Securities' being notified of any action brought against the Fund, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to Counsellors Securities at its principal office in New York, New York and sent to Counsellors Securities by the person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify Counsellors Securities of any such action shall not relieve Counsellors Securities from any liability that Counsellors Securities may have to the Fund, its officers or directors, or to such controlling person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of Counsellors Securities' indemnity agreement contained in this paragraph 4.2. Counsellors Securities agrees to notify the Fund promptly of the commencement of any litigation or proceedings against Counsellors Securities or any of its officers or directors in connection with the issuance and sale of any of the Common Shares, Institutional Shares and/or Advisor Shares.

                  4.3 In case any action shall be brought against any indemnified party under paragraph 4.1 or 4.2, and it shall timely notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.


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         5.       Effectiveness of Registration

                  None of the Shares shall be offered by either Counsellors Securities or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Common Shares, Institutional Shares or Advisor Shares shall be accepted by the Fund if and so long as the effectiveness of the registration statement shall be suspended under any of the provisions of the 1933 Act or if and so long as the prospectus is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the prospectus or statement of additional information.

         6.       Notice to Counsellors Securities

                  The Fund agrees to advise Counsellors Securities immediately in writing:

                           (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information then in effect with respect to the Common Shares, Institutional Shares and/or Advisor Shares or for additional information;

                           (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement, prospectus or statement of additional information then in effect with respect to the Common Shares, Institutional Shares and/or Advisor Shares or the initiation of any proceeding for that purpose;

                           (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement, prospectus or statement of additional information then in effect with respect to the Common Shares, Institutional Shares and/or Advisor Shares or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                           (d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information with respect to the Common Shares, Institutional Shares or Advisor Shares which may from time to time be filed with the SEC.


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         7.       Term of Agreement

                  This Agreement shall continue until April 17, 2000 with respect to each of the Shares, and thereafter shall continue automatically for successive annual periods ending on April 17th of each year, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's Board of Directors or (b) a vote of a majority (as defined in the 1940 Act) of each of the outstanding Common Shares, Institutional Shares and Advisor Shares, respectively, provided that the continuance is also approved by a vote of a majority of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 Plan or the Distribution Plan, in this Agreement or in any agreement related to the 12b-1 Plan or Distribution Plan ("Qualified Directors"), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Common Shares, Institutional Shares or Advisor Shares without penalty (a) on sixty (60) days' written notice, by a vote of a majority of the Fund's Qualified Directors or by vote of a majority (as defined in the 1940 Act) of the outstanding Common Shares, Institutional Shares or Advisor Shares, as applicable, or (b) on ninety (90) days' written notice by Counsellors Securities. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         8.       Amendments

                  This Agreement may not be amended to increase materially the amount of the fee with respect to the Common Shares described in Section 1.5 above without approval of at least a majority (as defined in the 1940 Act) of the outstanding Common Shares. In addition, all material amendments to this Agreement must be approved by vote of the Fund's Board of Directors, and by a vote of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on the approval.


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                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                           Very truly yours,

                                           WARBURG, PINCUS [               ]
                                           FUND, INC.

                                           By:
                                           Name: __________________________
                                           Title: _________________________

Accepted:



COUNSELLORS SECURITIES INC.



By:
Name: _____________________
Title: ____________________


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